UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 9, 2012
(August 9, 2012)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

This current report is being filed by PNM Resources, Inc. (“PNM Resources”) to update the description of the common stock of PNM Resources that was provided in its Current Report on Form 8-K filed November 21, 2008, which updated the description provided in its Current Reports on Form 8-K filed on August 17, 2006 and December 31, 2001 with the Securities and Exchange Commission (“SEC”).

DESCRIPTION OF THE COMMON STOCK OF PNM RESOURCES

The following descriptions of the common stock of PNM Resources and the relevant provisions of the articles of incorporation of PNM Resources, as amended through October 27, 2008 (“Articles of Incorporation”), and its by-laws are summaries and are qualified by reference to the Articles of Incorporation filed with the SEC as an exhibit to its Current Report on Form 8-K filed November 21, 2008 (incorporated by reference herein) and the by-laws filed with the SEC as an exhibit to its Current Report on Form 8-K filed December 11, 2009 (incorporated by reference herein). The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.
The authorized capital stock of PNM Resources consists of 10,000,000 shares of preferred stock, no par value, issuable in series from time to time, and 120,000,000 shares of common stock, no par value. As of August 6, 2012, 79,653,624 shares of our common stock and no shares of preferred stock were outstanding.

Dividend Rights
After giving effect to any prior rights of our preferred stock, if any should become outstanding, we will pay dividends on our common stock as determined by our Board of Directors (the “Board”) out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights
Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our Articles of Incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.
Our Articles of Incorporation limit the Board to designating voting rights for classes of preferred stock only (1) when dividends on the preferred stock are not paid, (2) when proposed changes to the Articles of Incorporation would adversely affect preferred shareholders' rights and privileges or (3) if the Board issues a series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock.
Our Articles of Incorporation do not allow our directors to create classes of directors. All directors are elected annually.
Liquidation Rights
In the event we are liquidated or dissolved, either voluntarily or involuntarily, the holders of any of our preferred stock established or issued by the Board will have priority (after any of our creditors) with respect to the distribution of assets. After the holders of any such preferred stock are paid their aggregate liquidation preference, the holders of our common stock will be entitled, subject to the rights, if any, of the holders of our preferred stock, to share ratably (according to the number of shares held by them) in all of our remaining assets available for distribution.
Preemptive Rights
The holders of our common stock do not have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our Board in its sole judgment.
Listing
Our common stock is listed on the New York Stock Exchange under the “PNM” symbol.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC, 480 Washington Boulevard, Jersey City, New Jersey, 07310.
Certain Other Matters
Our Articles of Incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

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authorization for our Board to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to any proposal other than those adopted or recommended by our Board; and

•
provisions specifying that only a majority of the Board, the chairman of the Board, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meeting of stockholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions that may result in our change in control or exercise of control, including ownership of 10% or more of our common stock. Certain acquisitions of our outstanding voting securities also require approval of the Federal Energy Regulatory Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: August 9, 2012	/s/ Thomas G. Sategna
Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)

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